Filed Pursuant to Rule 424(b)(2)
Registration No. 333-215046

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	15,000,000	$29.00	$435,000,000	$50,417

(1)	Calculated in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.
(2)	The registration fee has been transmitted to the U.S. Securities and Exchange Commission in connection with the offering of common stock pursuant to the Registration Statement on Form S-3, filed on December 12, 2016 (File No. 333-215046), as amended, by means of this prospectus supplement in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

To Prospectus dated December 12, 2016

15,000,000 Shares

Univar Inc.

Common Stock

All of the shares of common stock of Univar Inc., which we refer to in this prospectus supplement as “Univar” or the “Company,” are being sold by the selling stockholders identified in this prospectus supplement. Univar will not receive any of the proceeds from the sale of the shares being sold by the selling stockholders.

The common stock of Univar is listed on the New York Stock Exchange (“NYSE”) under the symbol “UNVR.” The last reported sale price of the common stock on January 30, 2017 was $29.88 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-5 to read about factors you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price	$29.00	$435,000,000
Underwriting discount(1)	$0.30	$4,500,000
Proceeds, before expenses, to selling stockholders	$28.70	$430,500,000

(1)	See “Underwriting” beginning on page S-18 of this prospectus supplement for additional information regarding underwriting compensation.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to purchasers on or about February 3, 2017.

Goldman, Sachs & Co.

The date of this prospectus supplement is January 31, 2017.

Prospectus Supplement

Prospectus

Neither we, the selling stockholders, nor the underwriter have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the date such information is presented. Our business, financial condition and results of operations may have changed since the date such information was presented.

For investors outside the United States: Neither we, the selling stockholders nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated December 12, 2016. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders named in a prospectus supplement may, from time to time, offer and sell our common stock in one or more offerings or resales.

The accompanying prospectus provides you with a general description of our common stock, which the selling stockholders may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Any statement that we make in the accompanying prospectus will be deemed modified or superseded by any inconsistent statement made by us in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with the additional information incorporated by reference herein or therein, including all documents described under the headings “Incorporation by Reference” and “Where You Can Find Additional Information” in this prospectus supplement before investing in our common stock.

Unless the context otherwise indicates or requires, as used in this prospectus supplement, the terms “we,” “our,” “us,” “Univar” and the “Company” refer to Univar Inc. and its directly and indirectly owned subsidiaries as a combined entity, except where it is clear that the terms mean only Univar Inc. exclusive of its subsidiaries.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include and incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth strategies and the industries in which we operate and including, without limitation, statements relating to our estimated or anticipated financial performance or results.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including those reflected in forward-looking statements relating to our operations and business, the risks and uncertainties discussed in “Risk Factors” in this prospectus supplement and the accompanying prospectus and those described from time to time in our other filings with the SEC. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include:

•	general economic conditions, particularly fluctuations in industrial production;

•	disruption in the supply of chemicals we distribute or our customers’ operations;

•	termination of contracts or relationships by customers or producers on short notice;

•	the price and availability of chemicals, or a decline in the demand for chemicals;

•	our ability to pass through cost increases to our customers;

•	our ability to meet customer demand for a product;

•	trends in oil and gas prices;

•	our ability to execute strategic investments, including pursuing acquisitions and/or dispositions, and successfully integrating and operating acquired companies;

•	challenges associated with international operations, including securing producers and personnel, compliance with foreign laws and changes in economic or political conditions;

•	our ability to effectively implement our strategies or achieve our business goals;

•	exposure to interest rate and currency fluctuations;

•	competitive pressures in the chemical distribution industry;

•	consolidation of our competitors;

•	our ability to implement and efficiently operate the systems needed to manage our operations;

•	the risks associated with security threats, including cybersecurity threats;

S-iii

•	increases in transportation costs and changes in our relationship with third party carriers;

•	the risks associated with hazardous materials and related activities;

•	accidents, safety failures, environmental damage, product quality issues, major or systemic delivery failures involving our distribution network or the products we carry or adverse health effects or other harm related to the materials we blend, manage, handle, store, sell or transport;

•	evolving laws and regulations relating to hydraulic fracturing;

•	losses due to potential product liability claims and recalls and asbestos claims;

•	compliance with extensive product regulation, environmental, health and safety laws, including laws relating to the investigation and remediation of contamination, that could require material expenditures or changes in our operations;

•	general regulatory and tax requirements;

•	operational risks for which we may not be adequately insured;

•	ongoing litigation and other legal and regulatory actions and risks, including asbestos claims;

•	potential impairment of goodwill;

•	inability to generate sufficient working capital;

•	loss of key personnel;

•	labor disruptions and other costs associated with the unionized portion of our workforce;

•	negative developments affecting our pension plans;

•	the impact of labeling regulations;

•	our substantial indebtedness and the restrictions imposed by our debt instruments and indenture;

•	the factors discussed under “Risk Factors” in this prospectus and in the incorporated documents; and

•	other events beyond our control that may result in excepted adverse operating results.

In addition, important factors included or incorporated in this prospectus supplement and the accompanying prospectus, particularly under the heading “Risk Factors,” among others, could cause actual future results to be materially different from expectations. All forward-looking statements made or incorporated in this prospectus supplement and the accompanying prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date made and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, changes in future operating results over time or otherwise. Comparisons of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before making any investment decision. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, especially the risks of investing in our common stock discussed under “Risk Factors.”

Our Company

We are a leading global chemical distributor and provider of innovative value-added services. We source chemicals from over 8,000 producers worldwide and provide a comprehensive array of products and services to over 160,000 customer locations in over 150 countries. Our scale and broad geographic reach, combined with our deep product knowledge and end market expertise and our differentiated value-added services, provide us with a distinct competitive advantage and enable us to offer customers a “one-stop shop” for their chemical needs.

The global chemical distribution industry is large, fragmented and growing, as producers and customers increasingly realize the benefits of outsourcing. Chemical producers rely on us to warehouse, transport and sell their products as a way to improve their market access, geographic reach, and lower their costs. Customers who purchase products and services from us benefit from a lower total cost of ownership, as they are able to simplify the chemical sourcing process and outsource a variety of functions such as packaging, inventory management, mixing, blending and formulating.

Our principal executive offices are located at 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515, and our telephone number at that address is (331) 777-6000.

RECENT DEVELOPMENTS

Preliminary Fourth Quarter Financial Information

Our financial results for the three months ended December 31, 2016 are not yet finalized. The following information reflects our preliminary estimates based on information currently available to management:

•	Our preliminary estimate of revenue for the three months ended December 31, 2016 is between $1,800.0 million and $1,850.0 million, a decrease of 5.9% to 8.5% compared to revenue of $1,966.3 million for the three months ended December 31, 2015.

•	Our preliminary estimate of net loss for the three months ended December 31, 2016 is between $48.6 million and $67.1 million, compared to net loss of $2.9 million for the three months ended December 31, 2015.

•	Our preliminary estimate of Adjusted EBITDA for the three months ended December 31, 2016 is between $130.0 million and $135.0 million, an increase of 0.3% to 4.2% compared to Adjusted EBITDA of $129.6 million for the three months ended December 31, 2015.

•	Our preliminary estimate of loss per share for the three months ended December 31, 2016 is between $(0.35) per share and $(0.49) per share compared to loss per share of $(0.02) for the three months ended December 31, 2015. Loss per share in the three months ended December 31, 2016 was impacted by a $(0.35) per share loss for a non-cash, pension mark-to-market adjustment, net of curtailment, and an estimated $(0.27) to $(0.37) per share loss for the non-cash revaluation of deferred taxes resulting from a December 7, 2016 change in U.S. tax law. Excluding these non-cash adjustments, our preliminary estimate of earnings per share would be between $0.23 to $0.27 per share for the three months ended December 31, 2016.

•	Our preliminary estimate of net debt (defined as total debt (which we define as long term debt plus short term financing) less cash and cash equivalents) as of December 31, 2016 is $2,642.9 million, a decrease of $319.8 million or 10.8% from net debt as of December 31, 2015.

In addition to our net income (loss) determined in accordance with accounting principles generally accepted in the United States, or GAAP, we evaluate operating performance using Adjusted EBITDA, which we define as consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of pension mark to market adjustments, acquisition and integration related expenses, employee stock based compensation expense, restructuring costs, advisory fees paid to stockholders, and other unusual or non-recurring expenses), impairment charges, loss on extinguishment of debt and other income (expense), net (which consists of gains and losses on foreign currency transactions and undesignated derivative instruments, ineffective portion of cash flow hedges, debt refinancing costs, and other non-operating activity). We believe that Adjusted EBITDA is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization expenses;

•	we use Adjusted EBITDA in setting performance incentive targets;

•	we consider gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•	Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

Adjusted EBITDA should not be considered as an alternative to net income (loss) or other performance measures presented in accordance with GAAP, or as an alternative to cash flow from operations as a measure of our liquidity. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

We caution readers that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because of differing methods used by other companies in calculating Adjusted EBITDA. The following is a quantitative reconciliation of preliminary Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net loss:

	Three Months Ended
	December 31, 2016 (low end of the range)	December 31, 2016 (high end of the range)	December 31, 2015 (actual)
	(Dollars in millions)
Net loss	$(67.1)	$(48.6)	$(2.9)
Restructuring (gain) charges	(0.3)	(0.3)	13.2
Stock based compensation	3.3	3.3	2.0
Acquisition and integration related expenses	—	—	3.3
Other operating expenses	5.1	5.1	13.2
Other non-operating items	0.7	0.7	1.0
Pension mark-to-market loss	68.6	68.6	21.1
Pension curtailment and settlement gains	(1.3)	(1.3)	(4.0)
Foreign currency transactions	0.5	0.5	(6.5)
Undesignated interest rate swap contracts	(5.9)	(5.9)	(2.2)
Depreciation and amortization	56.2	56.2	54.7
Interest expense, net	39.4	39.4	41.1
Tax expense (benefit)	30.8	17.3	(4.4)

Adjusted EBITDA	$130.0	$135.0	$129.6

The range in tax expense is largely attributable to finalization of the impact from the December 7, 2016 US tax law change.

The preliminary financial information above is unaudited and may vary from our actual financial results for the three months ended December 31, 2016. The preliminary financial information above reflects estimates based only on preliminary information available to us as of the date of this prospectus supplement, has not been subject to our normal quarterly closing procedures and adjustments, which may be material, and is not a comprehensive statement of our financial results for the three months ended December 31, 2016. Accordingly, you should not place undue reliance on these preliminary estimates. The preliminary financial information should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. The estimates above are not necessarily indicative of any future period or any full fiscal year and should be read together with our audited consolidated financial statements and related notes, our unaudited condensed interim consolidated financial statements and related notes and our other financial information reported in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated by reference in this prospectus supplement. The preliminary financial information above has been prepared by, and is the responsibility of, our management. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect thereto.

The Offering

Common stock offered by the selling stockholders	15,000,000 shares

Common stock outstanding after the offering	139,859,911 shares

NYSE symbol	“UNVR”

Use of proceeds	We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Risk factors	See “Risk Factors” and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of factors you should carefully consider before deciding whether to invest in shares of our common stock.

Dividend policy	We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and the repayment of debt and do not anticipate paying any cash dividends in the foreseeable future. See “Dividend Policy.”

Concentrated Ownership	Upon completion of this offering, our officers and directors will beneficially own, in the aggregate, approximately 1.7% of our outstanding shares of common stock and the Significant Stockholders (as defined herein) will own approximately 25.5% of our outstanding shares of common stock.

The number of shares of common stock that will be outstanding after this offering is based on 139,859,911 shares outstanding as of January 27, 2017, and, unless otherwise indicated:

•	excludes 2,613,177 shares of common stock issuable upon exercise of options outstanding as of January 27, 2017 at a weighted average exercise price of $19.15 per share, of which 1,882,954 shares were exercisable as of January 27, 2017;

•	excludes 1,036,387 granted and unvested shares of Restricted Stock Units (“RSUs”);

•	includes 86,197 shares of unvested restricted stock as of January 27, 2017; and

•	excludes 5,838,036 shares reserved for future new equity grants under the Univar Inc. 2015 Omnibus Incentive Plan and Univar Inc. Employee Stock Purchase Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider the risks described below and the other information contained in this prospectus supplement, the accompanying prospectus and in the information incorporated by reference herein and therein, including our audited consolidated financial statements and the related notes included in the 2015 Form 10-K and our unaudited consolidated financial statements and the related notes included in the 2016 First Quarter Form 10-Q, the 2016 Second Quarter Form 10-Q and the 2016 Third Quarter Form 10-Q. If any of the following risks actually occur, our business, financial position, results of operations or cash flows could be materially adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. The risks described below, in the accompanying prospectus and in the documents incorporated by reference herein and therein are not the only ones facing us. The occurrence of any of the following risks or future or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial could materially and adversely affect our business, financial position, results of operations or cash flows.

Risks Relating to Our Business

Please refer to the risks and uncertainties discussed in “Part I-Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015, as such risk factors may be updated by our annual, quarterly and current reports that we have filed or may file with the SEC after the date of this prospectus supplement and the accompanying prospectus and that are incorporated by reference herein and therein.

Changes in legislation, regulation and government policy as a result of the 2016 U.S. presidential and congressional elections may have a material adverse effect on our business in the future.

The recent presidential and congressional elections in the United States could result in significant changes in, and uncertainty with respect to, legislation, regulation and government policy directly affecting our business or indirectly affecting us because of impacts on our customers and suppliers. Legislative and regulatory proposals discussed during and after the election that could have a material direct or indirect impact on us include, but are not limited to, a disallowance of the deduction for net interest expense, a tax on existing unrepatriated foreign earnings, restrictions on imports and exports, modifications to international trade policy, including withdrawal from trade agreements, environmental regulation, changes to immigration policy, changes to health insurance legislation and the imposition of tariffs and other taxes on imports. We are currently unable to predict whether such changes will occur and, if so, the ultimate impact on our business. To the extent that such changes have a negative impact on us, our suppliers or our customers, including as a result of related uncertainty, these changes may materially and adversely impact our business, financial condition, results of operations and cash flows.

Risks Relating to Our Common Stock and This Offering

The market price of our common stock may be volatile and could decline in the future.

The market price of our common stock may fluctuate significantly. Among the factors that could affect our stock price are:

•	industry or general market conditions;

•	domestic and international economic factors unrelated to our performance;

•	changes in our customers’ preferences;

•	new regulatory pronouncements and changes in regulatory guidelines;

•	legislative initiatives;

•	adverse publicity related to us or another industry participant;

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in securities analysts’ estimates of our financial performance or lack of research and reports by industry analysts;

•	action by institutional stockholders or other large stockholders (including the Significant Stockholders, as defined herein), including future sales;

•	speculation in the press or investment community;

•	investor perception of us and our industry;

•	changes in market valuations or earnings of similar companies;

•	announcements by us or our competitors of significant contracts, acquisitions or strategic partnerships;

•	any future sales of our common stock or other securities;

•	additions or departures of key personnel; and

•	occurrence of the events or activities described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

In particular, we cannot assure you that you will be able to resell the shares of our common stock you have purchased pursuant to this prospectus supplement at or above the price you paid for them. The stock markets have experienced extreme volatility in recent years that has been, in some instances, unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action litigation has often been instituted against such company. Any litigation of this type brought against us could result in substantial costs and a diversion of our management’s attention and resources, which would harm our business, operating results and financial condition.

Future sales of shares by existing stockholders could cause our stock price to decline.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could cause the market price of our common stock to decline. All of the 40,250,000 shares sold pursuant to our initial public offering in June 2015 (the “IPO”), the 4,500,000 shares we registered on July 29, 2016, the 20,943,741 shares we registered on August 15, 2016 and the 12,500,000 shares we registered on December 12, 2016 are, and the 15,000,000 shares of our common stock that we are registering hereby will be, immediately tradable without restriction under the Securities Act of 1933, as amended (the “Securities Act”), unless held by “affiliates”, as that term is defined in Rule 144 under the Securities Act. The remaining shares of outstanding common stock are restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject, in certain cases, to applicable volume, means of sale, holding period and other limitations of Rule 144 or pursuant to an exception from registration under Rule 701 under the Securities Act, subject to the terms of the lock-up agreements entered into by the Significant Stockholders, our directors and certain of our key executive officers. The underwriter may, at any time, release all or any portion of the shares subject to lock-up agreements entered into in connection with this offering.

We have also filed a registration statement under the Securities Act to register the shares of common stock to be issued under our equity compensation plans and, as a result, all shares of common stock acquired upon exercise of stock options granted under our plans are also freely tradable under the Securities Act, unless purchased by our affiliates. In addition, certain of our significant stockholders may distribute the shares that they hold to their investors who themselves may then sell into the public market. Such sales may not be subject to the volume, manner of sale, holding period and other limitations of Rule 144. As resale restrictions end, the market price of our common stock could decline if the holders of those shares sell them or are perceived by the market as intending to sell them. In the future, we may also issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition, litigation settlement or employee arrangement or otherwise. Any of these issuances could result in substantial dilution to our existing stockholders and could cause the trading price of our common stock to decline. As of January 27, 2017, there were 5,838,036 shares reserved for future new equity grants under our Univar Inc. 2015 Omnibus Incentive Plan and Univar Inc. Employee Stock Purchase Plan (“Plan Reserved Shares”). Excluded from the Plan Reserved Shares are the following: 2,613,177 shares of common stock issuable upon exercise of options outstanding, of which 1,882,954 were exercisable as of January 27, 2017, and 1,036,387 granted and unvested RSUs and 86,197 shares of unvested restricted stock which are included in the total issued and outstanding shares of common stock.

Dahlia Investments Pte. Ltd. (“Dahlia”), an indirectly wholly owned subsidiary of Temasek Holdings (Private) Limited purchased $350 million of newly issued shares of our common stock from us and 5,000,000 shares of our common stock from Univar N.V. concurrently with the IPO. The shares of our common stock sold in the concurrent private placement were not registered under the Securities Act. As a result, the shares of our common stock purchased by Dahlia are restricted securities within the meaning of Rule 144 under the Securities Act, but are eligible for resale subject to applicable restrictions under Rule 144 or pursuant to any other exemption from registration under the Securities Act. In addition, Dahlia holds certain registration rights with respect to the shares they purchased in the concurrent private placement pursuant to the Fourth Amended and Restated Stockholders’ Agreement of Univar Inc., (the “Amended and Restated Stockholders Agreement”) pursuant to which the Significant Stockholders (as defined below) and certain other stockholders were granted certain registration rights. In December 2016, Dahlia exercised its registration rights under the Amended and Restated Stockholders Agreement and sold 4,475,627 shares of our common stock.

If securities or industry analysts do not publish research or publish misleading or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of these analysts downgrades our stock or publishes misleading or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock may decrease, which could cause our stock price or trading volume to decline.

The Significant Stockholders will exercise significant control over the direction of our business and have the right to nominate members of our Board of Directors. If the ownership of our common stock continues to be highly concentrated, it could prevent you and other stockholders from influencing significant corporate decisions.

Investment funds associated with Clayton, Dubilier & Rice, LLC (“CD&R”) and Dahlia are collectively referred to as the “Significant Stockholders.” The Significant Stockholders will collectively beneficially own approximately 25.5% of the outstanding shares of our common stock after this offering. After this offering, the Significant Stockholders will continue to exercise significant influence over all matters requiring stockholder approval for the foreseeable future, including approval of significant corporate transactions, which may reduce the market price of our common stock.

Under the Amended and Restated Stockholders’ Agreement, CD&R and investment funds advised by CVC Capital Partners Advisory (U.S.), Inc. (“CVC”) are each entitled to nominate up to three sponsor directors and three independent directors under certain circumstances related to continued ownership of the shares they hold. Dahlia has the right to nominate one director for so long as Dahlia owns at least 10% of the outstanding shares of the Company’s common stock. Upon the consummation of CVC’s sale of its shares of common stock in August 2016, CVC fell below the threshold whereby they were entitled to nominate sponsor or independent directors and all of the CVC-nominated directors resigned from the board. CD&R and Dahlia will continue to hold 21,561,039 shares and 14,165,603 shares after this offering, respectively.

These provisions will allow the Significant Stockholders to continue to exercise significant control over our corporate decisions, including over matters which our other stockholders have a right to vote. Our Third Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws also include a number of provisions that may discourage, delay or prevent a change in our management or control for so long as CVC and CD&R own specified percentages of our common stock. See “— Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.” These provisions not only could have a negative impact on the trading price of our common stock, but could also allow the Significant Stockholders to delay or prevent a corporate transaction that the public stockholders might approve.

Our Third Amended and Restated Certificate of Incorporation provides that we will waive any interest or expectancy in corporate opportunities presented to CD&R.

Our Third Amended and Restated Certificate of Incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities that are from time to time presented to CD&R, or their respective officers, directors, agents, stockholders, members, partners, affiliates or subsidiaries, even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of CD&R or its respective agents, stockholders, members, partners, affiliates or subsidiaries will generally be liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries unless, in the case of any such person who is a director or officer, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer. Stockholders will be deemed to have notice of and consented to this provision of our Third Amended and Restated Certificate of Incorporation. This will allow CD&R to compete with us. Strong competition for investment opportunities could result in fewer such opportunities for us. We likely will not always be able to compete successfully with our competitors and competitive pressures or other factors may also result in significant price competition, particularly during industry downturns, which could have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

We are subject to the reporting and corporate governance requirements, the listing standards of the NYSE and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), which apply to issuers of listed equity, which impose certain compliance costs and obligations upon us. Meeting these standards requires a significant commitment of additional resources and management oversight which increases our operating costs. These requirements also place additional demands on our finance and accounting staff and on our financial accounting and information systems. Other expenses associated with being a public company include increases in auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses. As a public company, we are required, among other things, to:

•	prepare and file periodic reports, and distribute other stockholder communications, in compliance with the federal securities laws and the NYSE rules;

•	define and expand the roles and the duties of our Board of Directors and its committees; and

•	institute more comprehensive compliance, investor relations and internal audit functions.

In particular, beginning with the year ending December 31, 2016, the Sarbanes-Oxley Act requires us to document and test the effectiveness of our internal control over financial reporting in accordance with an established internal control framework, and to report on our conclusions as to the effectiveness of our internal controls. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. In addition, we are required under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent auditors are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the NYSE or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors. Moreover, we cannot be certain that these measures would ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Even if we were to conclude, and our auditors were to concur, that our internal control over financial reporting provided reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. This, in turn, could have an adverse impact on trading prices for our shares of common stock, and could adversely affect our ability to access the capital markets.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

Our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws include a number of provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. For example, our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our Board of Directors to thwart a takeover attempt;

•	establish a classified Board of Directors, as a result of which our board will be divided into three classes, with each class serving for staggered three-year terms, which prevents stockholders from electing an entirely new Board of Directors at an annual meeting;

•	limit the ability of stockholders to remove directors if CVC and CD&R collectively cease to own more than 25% of our voting common stock;

•	provide that vacancies on the Board of Directors, including newly-created directorships, may be filled only by a majority vote of directors then in office;

•	prohibit stockholders from calling special meetings of stockholders if CVC and CD&R collectively cease to own more than 50% of our voting common stock;

•	prohibit stockholder action by written consent, thereby requiring all actions to be taken at a meeting of the stockholders if CVC and CD&R collectively cease to own more than 50% of our voting common stock;

•	establish advance notice requirements for nominations for election to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

•	require the approval of holders of at least 75% of the outstanding shares of our voting common stock to amend the Second Amended and Restated By-laws and certain provisions of the Third Amended and Restated Certificate of Incorporation if CVC and CD&R collectively cease to own more than 50% of our common stock.

These provisions may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if the provisions are viewed as discouraging takeover attempts in the future. See “Description of Capital Stock—Anti-Takeover Effects of our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws” in the accompanying prospectus. Our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws may also make it difficult for stockholders to replace or remove our management. These provisions may facilitate management entrenchment that may delay, deter, render more difficult or prevent a change in our control, which may not be in the best interests of our stockholders.

Our Third Amended and Restated Certificate of Incorporation includes provisions limiting the personal liability of our directors for breaches of fiduciary duty under the General Corporation Law of the State of Delaware and we have entered into Indemnification Agreements which provide further protections to our directors.

Our Third Amended and Restated Certificate of Incorporation contains provisions permitted under the General Corporation Law of the State of Delaware (the “DGCL”) relating to the liability of directors. These provisions eliminate a director’s personal liability to the fullest extent permitted by the DGCL for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our Third Amended and Restated Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

We have entered into indemnification agreements with each of our directors and certain of our executive officers. The indemnification agreements provide our directors and certain of our executive officers with contractual rights to the indemnification and expense advancement rights provided under our Second Amended and Restated By-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Our Third Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our Third Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the DGCL, or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. By becoming a stockholder in our company, you will be deemed to have notice of and have consented to the provisions of our Third Amended and Restated Certificate of Incorporation related to choice of forum. The choice of forum provision in our Third Amended and Restated Certificate of Incorporation may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We do not intend to declare and pay dividends on our common stock for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth or repay outstanding indebtedness. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will then depend entirely upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares. See “Dividend Policy.”

We are no longer a “controlled company” within the meaning of the NYSE rules and the rules of the SEC. However, we may continue to rely on exemptions from certain corporate governance requirements during a one year transition period.

The Significant Stockholders no longer own a majority of our outstanding common stock. As a result, we are no longer a “controlled company” within the meaning of the corporate governance rules of NYSE. Consequently, the NYSE rules require that (i) we appoint a majority of independent directors to our Board of Directors within one year of the date we no longer qualify as a “controlled company”, (ii) the compensation and nominating and corporate governance committees be composed entirely of independent directors within one year of such date and (iii) have an annual performance evaluation of the nominating and corporate governance and compensation committees. During these transition periods, we may continue to utilize the available exemptions from certain corporate governance requirements as permitted by the NYSE rules.

Accordingly, during the transition periods you will not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

In addition, although we are no longer be a “controlled company”, the Significant Stockholders continue to be able to significantly influence our decisions. The interests of the Significant Stockholders may not always coincide with the interests of the other holders of our common stock. The Significant Stockholders are in the business of making investments in companies, and may from time to time in the future acquire controlling interests in businesses that complement or directly or indirectly compete with certain portions of our business. If the Significant Stockholders pursue such acquisitions in our industry, those acquisition opportunities may not be available to us. See “Risk Factors—Risks Relating to Our Common Stock and This Offering—The Significant Stockholders will exercise significant control over the direction of our business and have the right to nominate members of our Board of Directors. If the ownership of our common stock continues to be highly concentrated, it could prevent you and other stockholders from influencing significant corporate decisions” in this prospectus supplement, “Description of Capital Stock” in the accompanying prospectus and “Governance of the Company” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2016, which is incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our common stock and we will bear certain other expenses as required by the Amended and Restated Stockholders Agreement. See “Selling Stockholders.”

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on the NYSE under the symbol “UNVR” since June 18, 2015. Prior to that time, there was no public market for our common stock. The following table sets forth for the periods indicated the high and low closing sales prices per share of our common stock as reported on the NYSE:

	High	Low
2015:
Second quarter(1)	$27.25	$25.40
Third quarter	$25.96	$18.15
Fourth quarter	$19.99	$16.28
2016:
First quarter	$17.41	$11.12
Second quarter	$19.74	$16.68
Third quarter	$21.85	$17.69
Fourth quarter	$28.60	$21.07
2017:
First quarter (through January 27, 2017)	$30.91	$27.36

(1)	Represents the period from June 18, 2015 the date of our initial listing on the NYSE, through June 30, 2015, the end of our 2015 second quarter.

A recent reported closing price for our common stock is set forth on the cover page of this prospectus supplement. As of January 27, 2017, there were 37 stockholders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our common stock. We intend to retain any future earnings and do not expect to pay dividends in the foreseeable future. In addition, our credit facilities and notes contain restrictions on our ability to pay dividends on our common stock. For a description of our Senior ABL Facility, Senior Term Facility, European ABL Facility and our 6.75% Senior Notes due 2023 see our Annual Report on Form 10-K for the year ended December 31, 2015 and our Current Report on Form 8-K, filed with the SEC on January 20, 2017, which are incorporated by reference in this prospectus supplement.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of certain U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, U.S. Treasury regulations promulgated or proposed thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Non-U.S. Holders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, certain former citizens or residents of the United States, or Non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion or other integrated transaction). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal gift, Medicare contribution or alternative minimum tax considerations.

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is:

•	an individual who is neither a citizen nor a resident of the United States;

•	a corporation that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business within the United States; or

•	a trust unless (i) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.

PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Distributions on Common Stock

If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock or rights to acquire our common stock) in respect of a share of our common stock, the distribution generally will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of such distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in such share of our common stock, and then as capital gain (which will be treated in the manner described below under “Sale, Exchange or Other Disposition of Common Stock”). Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable tax treaty and the Non-U.S. Holder provides the documentation (generally, IRS Form W-8BEN or W-8BEN-E) required to claim benefits under such tax treaty to the applicable withholding agent.

If, however, a dividend is effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder (and, if required by an applicable tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividend is attributable), such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

The foregoing discussion is subject to the discussion below under “— FATCA Withholding” and “—Information Reporting and Backup Withholding.”

Sale, Exchange or Other Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding on any gain recognized on the sale, exchange or other disposition of our common stock unless:

(i)	such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and, if required by an applicable tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable), in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty) and, if it is a corporation, may also be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty);

(ii)	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or other disposition and certain other conditions are met, in which event such gain (net of certain U.S. source capital losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable treaty); or

(iii)	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Holder’s holding period with respect to such common stock, and certain other conditions are met.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We do not believe that we are, and we do not presently anticipate that we will become, a United States real property holding corporation.

The foregoing discussion is subject to the discussion below under “— FATCA Withholding” and “Information Reporting and Backup Withholding.”

FATCA Withholding

Under the Foreign Account Tax Compliance Act provisions of the Code and related U.S. Treasury guidance (“FATCA”), a withholding tax of 30% will be imposed in certain circumstances on payments of (a) dividends on our common stock and (b) on or after January 1, 2019, gross proceeds from the sale or other disposition of our common stock. In the case of payments made to a “foreign financial institution” (generally including a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution, the tax generally will be imposed, subject to certain exceptions, unless such entity (and, in certain cases, the beneficial owner of the payment) provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If our common stock is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments of dividends and proceeds described above made to (x) a person (including an individual) that fails to provide any required information or documentation or (y) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our common stock.

Information Reporting and Backup Withholding

Amounts treated as payments of dividends on our common stock paid to a Non-U.S. Holder and the amount of any U.S. federal tax withheld from such payments generally must be reported annually to the IRS and to such Non-U.S. Holder.

The information reporting and backup withholding rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption. Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual Non-U.S. Holder at the time of his or her death will be included in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

SELLING STOCKHOLDERS

The following tables set forth information as of January 27, 2017 with respect to the beneficial ownership of our common stock by the selling stockholders. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date, which in the case of the following table is March 28, 2017. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The percentage of beneficial ownership is based on 139,859,911 shares of our common stock outstanding as of January 27, 2017. Except as otherwise indicated in the footnotes to this table, the beneficial owner listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

	Shares Beneficially Owned Before the Offering and After the Offering
Name and address of beneficial owner	Shares Beneficially Owned Before the Offering	Percentage of Shares Beneficially Owned	Number of Shares That May be Sold in the Offering	Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned
CD&R Univar Holdings, L.P. and related funds(1)	32,561,039	23.3%	11,000,000	21,561,039	15.4%
Dahlia Investments Pte. Ltd.(2)	18,165,603	13.0%	4,000,000	14,165,603	10.1%

(1)

Represents shares indirectly held by the following group of investment funds associated with Clayton, Dubilier & Rice, LLC as follows: (i) 44,319 shares of common stock indirectly held by CD&R Advisor Univar Co-Investor, L.P.; (ii) 22,842 shares of common stock held by CD&R Friends & Family Fund VIII, L.P.; (iii) 17,720,951 shares of common stock held by Clayton, Dubilier & Rice Fund VIII, L.P.; (iv) 5,481,634 shares of common stock indirectly held by CD&R Univar Co-Investor, L.P.; (v) 7,347,589 shares of common stock indirectly held by CD&R Advisor Univar Co-Investor II, L.P.; (vi) 660,859 shares of common stock indirectly held by CD&R Univar NEP VIII Co-Investor, LLC; and (vii) 1,282,845 shares of common stock indirectly held by CD&R Univar NEP IX Co-Investor, LLC. CD&R Associates VIII, Ltd., as the general partner of CD&R Advisor Univar Co-Investor, L.P., CD&R Friends & Family Fund VIII, L.P., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Univar Co-Investor, L.P. and CD&R Advisor Univar Co-Investor II, L.P. and the sole manager of CD&R Univar NEP VIII Co-Investor, LLC and CD&R Univar NEP IX Co-Investor, LLC, CD&R Associates VIII, L.P., as the sole stockholder of CD&R Associates VIII, Ltd., and CD&R Investment Associates VIII, Ltd., as the general partner of CD&R Associates VIII, L.P., may each be deemed to beneficially own the shares of the Company’s common stock indirectly held by the CD&R Affiliates. CD&R Investment Associates VIII, Ltd. is managed by a two-person board of directors. Donald J. Gogel and Kevin J. Conway, as directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares of the Company’s common stock shown as indirectly held by CD&R Advisor Univar Co-Investor, L.P., CD&R Friends & Family Fund VIII, L.P., Clayton, Dubilier & Rice Fund VIII, L.P., CD&R Univar Co-Investor, L.P., CD&R Univar Co-Investor II, L.P., CD&R Univar NEP VIII Co-Investor, LLC and CD&R Univar NEP IX Co-Investor, LLC., or collectively the CD&R Affiliates. Such persons expressly disclaim such beneficial ownership. Investment and voting decisions with respect to shares indirectly held by each of the CD&R Affiliates are made by an investment committee of limited partners of CD&R Associates VIII, L.P., currently consisting of more than ten individuals, or the Investment Committee. All members of the Investment Committee expressly disclaim beneficial ownership of the shares shown as indirectly held by the CD&R Affiliates. Each of the CD&R Affiliates, CD&R Associates VIII, Ltd., CD&R Associates VIII, L.P. and CD&R Investment Associates

VIII, Ltd. expressly disclaims beneficial ownership of the shares of the Company’s common stock indirectly held by the CD&R Affiliates.
(2)	Dahlia Investments Pte. Ltd. is wholly owned by Thomson Capital Pte. Ltd., which is wholly owned by Tembusu Capital Pte. Ltd., which is wholly owned by Temasek Holdings (Private) Limited. Inclusive of 4,546 shares of common stock assigned by Dahlia’s board nominee.

UNDERWRITING

Goldman, Sachs & Co. is acting as the underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders, the number of shares of common stock set forth below.

Underwriter	Number of Shares
Goldman, Sachs & Co.	15,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If the underwriter defaults, the underwriting agreement provides that the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter has advised us and the selling stockholders that the underwriter proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement. After the offering, the public offering price or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling stockholders.

	Per Share	Total
Public offering price	$29.00	$435,000,000
Underwriting discount	$0.30	$4,500,000
Proceeds, before expenses, to selling stockholders	$28.70	$430,500,000

The fees and expenses of the offering are estimated at approximately $500,000 and are payable by us. We have also agreed to reimburse the underwriter for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority up to $30,000.

No Sales of Similar Securities

We, CD&R, Dahlia, our directors and certain of our key executive officers have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we, CD&R, Dahlia, our directors and certain of our key executive officers have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock.

Listing

Our shares are listed on the NYSE under the symbol “UNVR.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representations that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the NYSE in accordance with Rule 103 of Regulation M under the

Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. It has received customary fees for these transactions, including for acting as an underwriter in our initial public offering, and may in the future receive customary fees and commissions for future transactions.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus

Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriter; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and therein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares to which this prospectus supplement and accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; (d) as specified in Section 276(7) of the SFA; or (e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the common stock offered in this offering will be passed upon for us by Debevoise & Plimpton LLP, New York, New York. Various legal matters relating to this offering will be passed upon for the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the common stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, reference is made to the exhibits for a more complete description of the matter involved.

We are subject to the informational and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. The registration statement, reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information that we file electronically with the SEC. We also maintain a website at http://www.univar.com. Our website, and the information contained on or accessible through our website, is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus supplement and the accompanying prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016 (SEC File No. 001-37443);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, filed with the SEC on May 5, 2016 (SEC File No. 001-37443), June 30, 2016, filed with the SEC on August 9, 2016 (SEC File No. 001-37443) and September 30, 2016, filed with the SEC on November 4, 2016 (SEC File No. 001-37443);

•	our Current Reports on Form 8-K filed with the SEC on March 28, 2016, April 19, 2016, May 3, 2016 (filed with respect to Items 5.02 and 9.01), May 5, 2016, May 16, 2016, June 24, 2016, August 18, 2016, October 6, 2016, November 4, 2016 (filed with respect to Items 8.01 and 9.01), December 15, 2016, December 23, 2016, January 20, 2017 and January 30, 2017;

•	our Current Report on Form 8-K/A filed with the SEC on May 18, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2016 (only those parts incorporated in our Annual Report on Form 10-K for the year ended December 31, 2015).

•	the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 15, 2015 (SEC File No. 001-37443), as supplemented by the “Description of Capital Stock” found on page 7 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K), after the date of this prospectus supplement.

You should read the information relating to us in this prospectus supplement together with the accompanying prospectus and the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any person, including any beneficial owner, to whom this prospectus supplement is delivered may request copies of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference herein and therein, without charge, by written or oral request directed to Univar Inc., 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515, Attention: Investor Relations, Telephone: (844) 632-1060, on the investor relations page of our website at http://investor.univar.com or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information”. All other information contained on our website is not a part of this prospectus supplement or the accompanying prospectus. Documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

PROSPECTUS

Univar Inc.

Common Stock

The selling stockholders named in this prospectus may offer and sell shares of common stock of Univar Inc. from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Each time shares of common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. See the section entitled “Risk Factors” on page 5 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

The common stock of Univar Inc. is listed on the New York Stock Exchange under the symbol “UNVR.” The last reported sale price of our common stock on December 9, 2016 was $26.36 per share.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2016.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus references to the “Company”, “UNVR”, “we”, “us” and “our” mean Univar Inc.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders over time may offer and sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Each time the selling stockholders sell shares of common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus, the accompanying prospectus supplements and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus, the applicable prospectus supplement or in the documents incorporated by reference into this prospectus or prospectus supplement and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth strategies and the industries in which we operate and including, without limitation, statements relating to our estimated or anticipated financial performance or results.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results to differ materially from those contained in or implied by the forward-looking statements, including those reflected in forward-looking statements relating to our operations and business and the risks and uncertainties discussed in “Risk Factors” in this prospectus, the applicable prospectus supplement and those described from time to time in our other filings with the SEC. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include:

•	general economic conditions, particularly fluctuations in industrial production;

•	disruption in the supply of chemicals we distribute or our customers’ operations;

•	termination of contracts or relationships by customers or producers on short notice;

•	the price and availability of chemicals, or a decline in the demand for chemicals;

•	our ability to pass through cost increases to our customers;

•	our ability to meet customer demand for a product;

•	trends in oil and gas prices;

•	our ability to execute strategic investments, including pursuing acquisitions and/or dispositions, and successfully integrating and operating acquired companies;

•	challenges associated with international operations, including securing producers and personnel, compliance with foreign laws and changes in economic or political conditions;

•	our ability to effectively implement our strategies or achieve our business goals;

•	exposure to interest rate and currency fluctuations;

•	competitive pressures in the chemical distribution industry;

•	consolidation of our competitors;

•	our ability to implement and efficiently operate the systems needed to manage our operations;

•	the risks associated with security threats, including cybersecurity threats;

•	increases in transportation costs and changes in our relationship with third party carriers;

•	the risks associated with hazardous materials and related activities;

•	accidents, safety failures, environmental damage, product quality issues, major or systemic delivery failures involving our distribution network or the products we carry or adverse health effects or other harm related to the materials we blend, manage, handle, store, sell or transport;

•	evolving laws and regulations relating to hydraulic fracturing;

•	losses due to potential product liability claims and recalls and asbestos claims;

•	compliance with extensive product regulation, environmental, health and safety laws, including laws relating to the investigation and remediation of contamination, that could require material expenditures or changes in our operations;

•	general regulatory and tax requirements;

•	operational risks for which we may not be adequately insured;

•	ongoing litigation and other legal and regulatory actions and risks, including asbestos claims;

•	potential impairment of goodwill;

•	inability to generate sufficient working capital;

•	loss of key personnel;

•	labor disruptions and other costs associated with the unionized portion of our workforce;

•	negative developments affecting our pension plans;

•	the impact of labeling regulations;

•	our substantial indebtedness and the restrictions imposed by our debt instruments and indenture;

•	the factors discussed under “Risk Factors” in this prospectus and in the incorporated documents; and

•	other events beyond our control that may result in excepted adverse operating results.

You should read this prospectus, and the applicable prospectus supplement, including the uncertainties and factors discussed under “Risk Factors” and the documents incorporated by reference herein and therein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus and the documents incorporated by reference into this prospectus are qualified by these cautionary statements. These forward-looking statements are made only as of the date presented and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise and changes in future operating results over time or otherwise.

Comparisons of results between current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

THE COMPANY

We are a leading global chemical distributor and provider of innovative value-added services. We source chemicals from over 8,000 producers worldwide and provide a comprehensive array of products and services to over 160,000 customer locations in over 150 countries. Our scale and broad geographic reach, combined with our deep product knowledge and end market expertise and our differentiated value-added services, provide us with a distinct competitive advantage and enable us to offer customers a “one-stop shop” for their chemical needs.

The global chemical distribution industry is large, fragmented and growing, as producers and customers increasingly realize the benefits of outsourcing. Chemical producers rely on us to warehouse, transport and sell their products as a way to improve their market access, geographic reach, and lower their costs. Customers who purchase products and services from us benefit from a lower total cost of ownership, as they are able to simplify the chemical sourcing process and outsource a variety of functions such as packaging, inventory management, mixing, blending and formulating.

Our principal executive offices are located at 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515, and our telephone number at that address is (331) 777-6000.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make your investment decision, you should carefully consider all the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. In particular, we urge you to consider carefully the risks and uncertainties discussed in “Part I—Item 1A—Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015, as such risk factors may be updated by our annual, quarterly and current reports that we may file with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from any sale of shares of our common stock by the selling stockholders. The selling stockholders will bear any underwriting commissions and discounts attributable to their sale of our common stock and we will bear certain other expenses as required by the Fourth Amended and Restated Stockholders Agreement of Univar Inc. See “Selling Stockholders.”

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share and 200,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of December 8, 2016, there were 138,543,533 shares of our common stock issued and outstanding not including 3,923,648 shares of our common stock issuable upon exercise of outstanding stock options.

The following descriptions of our capital stock, Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws are intended as summaries only and are qualified in their entirety by reference to our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws, copies of which are filed as exhibits to the registration statement, of which this prospectus forms a part.

Common Stock

Holders of common stock are entitled:

•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;

•	to receive, on a pro rata basis, dividends and distributions, if any, that the Board of Directors may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and

•	upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

Any dividends declared on the common stock are not cumulative. Our ability to pay dividends on our common stock is subject to our subsidiaries’ ability to pay dividends to us, which is in turn subject to the restrictions set forth in the agreements that govern our indebtedness.

The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us. The rights and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

As of December 8, 2016, we had 138,543,533 shares of common stock outstanding and 44 holders of record of our common stock.

Preferred Stock

Under our Third Amended and Restated Certificate of Incorporation, our Board of Directors has the authority, without further action by our stockholders, except as described below, to issue up to 200,000,000 shares of preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and the qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. No shares of our authorized preferred stock are outstanding. Because the Board of Directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of the common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.

Anti-Takeover Effects of our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws.

The provisions of our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws and of the Delaware General Corporation Law (the “DGCL”) summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which could result in an improvement of their terms.

Classified Board of Directors. In accordance with the terms of our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws, our Board of Directors is divided into three classes, as nearly equal in number as possible, with members of each class serving staggered three-year terms. Our Third Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Third Amended and Restated Certificate of Incorporation also provides that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office. Our classified Board of Directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Special Meetings of Stockholders. Our Third Amended and Restated Certificate of Incorporation provides that a special meeting of stockholders may be called only by or at the direction of our Board of Directors pursuant to a resolution adopted by a majority of our Board of Directors. Special meetings may also be called by our Corporate Secretary at the request of the holders of not less than 50% of the outstanding shares of our common stock so long as investment funds advised by CVC Capital Partners Advisory (U.S.), Inc. (“CVC”) and investment funds associated with Clayton, Dubilier & Rice, LLC (“CD&R”, collectively with CVC, the “Equity Sponsors”) collectively own more than 50% of the outstanding shares of our common stock. Thereafter, stockholders will not be permitted to call a special meeting.

No Stockholder Action by Written Consent. Our Third Amended and Restated Certificate of Incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent in lieu of a meeting, unless the Equity Sponsors collectively own more than 50% of the outstanding shares of our common stock.

Removal of Directors. Our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws provide that directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast until the Equity Sponsors no longer collectively own more than 25% of the outstanding shares of our common stock. After such time, directors may only be removed from office only for cause and only upon the affirmative vote of holders of at least 75% of the votes which all the stockholders would be entitled to cast.

Stockholder Advance Notice Procedure. Our Second Amended and Restated By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The Second Amended and Restated By-laws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our Secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to our corporate Secretary at our principal executive offices not fewer than 90 days nor more than 120 days before the first anniversary date of the annual meeting for the preceding year; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 70 days after the first anniversary date of the preceding year’s annual meeting, a stockholder’s notice must be delivered to our Secretary (x) not earlier than 90 days nor more than 120 prior to the meeting or (y) no later than the 10th day following the day on which a public announcement of the date of the such meeting is first made by us nor more than 120 days prior to the meeting.

Amendments to Certificate of Incorporation and By-laws. The DGCL generally provides that the affirmative vote of a majority of the outstanding stock entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws require a greater percentage. Our Third Amended and Restated Certificate of Incorporation provides that upon the Equity Sponsors ceasing to own collectively more than 50% of the outstanding shares of our common stock, specified provisions of our Third Amended and Restated Certificate of Incorporation may not be amended, altered or repealed unless the amendment is approved by the affirmative vote of the holders of at least 75% of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders, including the provisions governing the liability and indemnification of directors, corporate opportunities, the elimination of stockholder action by written consent and the prohibition on the rights of stockholders to call a special meeting.

In addition, our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws provide that our Second Amended and Restated By-laws may be amended, altered or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the Board of Directors, or by the affirmative vote of the holders of (x) as long as the Equity Sponsors collectively own more than 50% of the outstanding shares of our common stock, at least a majority, and (y) thereafter, at least 75%, of the outstanding shares of our common stock then entitled to vote at any annual or special meeting of stockholders.

These provisions make it more difficult for any person to remove or amend any provisions in our Third Amended and Restated Certificate of Incorporation and Second Amended and Restated By-laws that may have an anti-takeover effect.

Section 203 of the Delaware General Corporation Law. In our Third Amended and Restated Certificate of Incorporation, we elected not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification

Our Third Amended and Restated Certificate of Incorporation contains provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to the fullest extent permitted by the DGCL for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our Third Amended and Restated Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our Second Amended and Restated By-laws requires us to indemnify and advance expenses to our directors and officers to the fullest extent permitted by the DGCL and other applicable law, except in certain cases of a proceeding instituted by the director or officer without the approval of our Board of Directors. Our Second Amended and Restated By-laws provides that we are required to indemnify our directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide our directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our Second Amended and Restated By-laws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Corporate Opportunities

Our Third Amended and Restated Certificate of Incorporation provides that we, on our behalf and on behalf of our subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities, that are from time to time presented to CVC, CD&R, or their respective officers, directors, agents, stockholders, members, partners, affiliates or subsidiaries, even if the opportunity is one that we or our subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of CVC, CD&R or their respective agents, stockholders, members, partners, affiliates or subsidiaries is generally liable to us or any of our subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to us or our subsidiaries. Stockholders are deemed to have notice of and consented to this provision of our Third Amended and Restated Certificate of Incorporation.

Choice of Forum

Our Third Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the Delaware General Corporation Law, the Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-laws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders will be deemed to have notice of and consented to this provision of our Third Amended and Restated Certificate of Incorporation.

Market Listing

Our common stock is listed on the New York Stock Exchange under the symbol “UNVR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank N.A.

SELLING STOCKHOLDERS

The following selling stockholders may offer and sell shares of our common stock under this prospectus and any accompanying prospectus supplement from time to time in amounts, at prices and on terms that will be determined at the time of the offering:

CD&R Univar Holdings, L.P.

Dahlia Investments Pte. Ltd.

PLAN OF DISTRIBUTION

General

The selling stockholders may sell the shares of our common stock covered by this prospectus using one or more of the following methods:

•	underwriters in a public offering;

•	“at the market” to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the name or names of the selling stockholders and the amounts to be sold by them;

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If the selling stockholders use an underwriter or underwriters to effectuate the sale of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of common stock, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

The selling stockholders may also sell shares of our common stock from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling stockholders may sell shares of our common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

Any underwriters, broker-dealers or agents that participate in the sale of the selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the selling stockholders.

We are not aware of any plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be the selling stockholder. The number of the selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, the selling stockholders may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholders may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder which is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

Indemnification

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with an offering (that is, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the common stock offered in this offering will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus and the documents incorporated by reference into this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement or the documents incorporated by reference into this prospectus, reference is made to the exhibits for a more complete description of the matter involved.

We are subject to the informational and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. The registration statement, reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information that we file electronically with the SEC. We also maintain a website at http://www.univar.com. Our website, and the information contained on or accessible through our website, is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 3, 2016 (SEC File No. 001-37443);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, filed with the SEC on May 5,2016 (SEC File No. 001-37443), June 30, 2016, filed with the SEC on August 9, 2016 (SEC File No.001-37443) and September 30, 2016, filed with the SEC on November 4, 2016 (SEC File No. 001-37443);

•	our Current Reports on Form 8-K filed with the SEC on March 28, 2016, April 19, 2016, May 3, 2016(filed with respect to Items 5.02 and 9.01), May 5, 2016, May 16, 2016, June 24, 2016, August 18, 2016,October 6, 2016 and November 4, 2016 (filed with respect to Items 8.01 and 9.01);

•	our Current Report on Form 8-K/A filed with the SEC on May 18, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 21, 2016 (only those parts incorporated in our Annual Report on Form 10-K for the year ended December 31, 2015).

•	the description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 15, 2015 (SEC File No. 001-37443), as supplemented by the “Description of Capital Stock” found on page 7 of this prospectus and including any amendments or reports filed for the purpose of updating such description; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K), after the date of this prospectus.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to Univar Inc., 3075 Highland Parkway, Suite 200, Downers Grove, IL 60515, Attention: Investor Relations, Telephone: (844) 632-1060, on the investor relations page of our website at http://investor.univar.com or from the SEC through the SEC’s Internet website at the address provided under “Where You Can Find More Information”. All other information contained on our website is not a part of this prospectus. Documents incorporated by reference into this prospectus are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

15,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

January 31, 2017